Exhibit 10.1

MODIFICATION AGREEMENT

THIS MODIFICATION AGREEMENT (the “Agreement”), dated as of March 21, 2025 (the “Effective Date”) is made by and among SOLUNA AL CLOUDCO, LLC, a Delaware limited liability company (the “Company”), SOLUNA CLOUD, INC., a Nevada corporation (“Cloud”), SOLUNA HOLDINGS, INC., a Nevada corporation (“Holdings”, and together with the Company and Cloud, the “Note Parties” and each individually, a “Note Party”), GREENCLOUD PARTNERS, LLC (f/k/a GREEN CLOUD HOLDINGS, LLC) (“GreenCloud”), as the Required Investor and the Administrative Agent (in each case, as defined below), and Holdings, as assignee of each of the First Amendment Date Notes (in such capacity, the “Assignee Note Investor”).

W I T N E S S E T H:

WHEREAS, the Note Parties and GreenCloud are parties to that certain Note Purchase Agreement, dated as of June 20, 2024, as amended by that certain First Amendment to Note Purchase Agreement, dated as of July 12, 2024, by and among the Note Parties, GreenCloud, as administrative agent for the investors from time to time party to such note purchase agreement (in such capacity, the “Administrative Agent”), and the investors from time to time party to such note purchase agreement (as so amended and as hereinafter may be amended, restated, supplemented or otherwise modified, the “NPA”; all capitalized terms used but not defined in this Agreement shall have the meaning assigned to such term in the NPA);

WHEREAS, in connection with the transactions contemplated pursuant to the NPA, the Company issued to GreenCloud that certain Promissory Note, dated June 20, 2024, in the original principal amount of $12,500,000 (as amended, the “GreenCloud Note”); and

WHEREAS, the Note Parties and GreenCloud desire to modify the NPA and the GreenCloud Note and to provide for the issuance of a new warrant by Holdings to purchase its common stock upon the release by the Administrative Agent of its lien on the property of Holdings, in each case on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the mutual benefits accruing to Parties hereunder and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

AGREEMENTS

1. Shares of Common Stock of Holdings; Escrow Agreement.

(a) Contemporaneously herewith, Holdings will deposit 1,000,000 shares of its common stock (the “Subject Shares”) into an escrow account (“Escrow Account”) maintained by Northland Securities, Inc. (“Escrow Agent”) pursuant to that certain Escrow Agreement, dated as of the date hereof, by and among the Note Parties, GreenCloud and Escrow Agent (the “Escrow Agreement”).

(b) The net cash proceeds from dispositions of the Subject Shares (i) at a price of not more than $4.00 per share of common stock (subject to customary adjustments) will be applied to reduce the outstanding principal balance of the GreenCloud Note in inverse order of maturity and (ii) at a price greater than $4.00 per share of common stock (subject to customary adjustments) will be applied first, to reduce the outstanding principal balance of the GreenCloud Note in inverse order of maturity in an amount equal to $4.00 per share of such common stock (subject to customary adjustments) and then, to GreenCloud for its own account.

1

2. Agreement to Issue SLNH Warrant.

(a) Holdings agrees to issue to GreenCloud a warrant in the form attached hereto as Exhibit A (the “SLNH Warrant”) within five (5) business days after the release and termination by the Administrative Agent of its lien on, and security interest in, all of the property and assets of Holdings pursuant to documentation reasonably acceptable to Holdings (the “Release Date”).

(b) The number of Warrant Shares (as defined in the SLNH Warrant) shall equal the $1,250,000 divided by the “Applicable Share Price”. As used herein, the “Applicable Share Price” means the prior 5-day VWAP (as VWAP is defined in the SLNH Warrant).

3. Modifications to GreenCloud Note.

(a) The payment schedule on Exhibit A to the GreenCloud Note is hereby amended as follows: (i) for each of the six (6) scheduled payments occurring after the earlier of the effectiveness of a registration statement for the resale of the GreenCloud Securities (as hereinafter defined) or the date that the GreenCloud Registrable Securities may be sold pursuant to Rule 144 promulgated under the 1933 Act (“Rule 144”) without any information requirements, the amount of principal and interest payable on such date shall each be reduced by fifty percent (50%) (the aggregate amount of such reductions for such six scheduled payments is referred to herein as the “Specified Amount”) and (ii) if the aggregate amount of payments on the GreenCloud Note applied from the proceeds of the sale of the Subject Shares on or prior to the last of such six (6) scheduled payments is less than the Specified Amount (such difference, the “Make Whole Amount”), then the amount of each of the remaining scheduled payments shall be increased by an amount equal to the Make Whole Amount divided by the number of remaining scheduled payments.

(b) The GreenCloud Note is hereby further amended by inserting Sections 7 and 8 in the form attached hereto as Exhibit B.

(c) Holdings hereby confirms, acknowledges and agrees that from and after the Effective Date it joins the GreenCloud Note as a direct co-obligor with Soluna AL CloudCo, LLC as if it were an original signatory thereto and, as such, is jointly and severally liable with Soluna AL CloudCo, LLC for all obligations under the GreenCloud Note.

4. Registration.

(a) Holdings agrees that it will register the Subject Shares and the shares of common stock issuable upon conversion of the GreenCloud Note in accordance with its terms (the “Conversion Shares”) for resale (collectively, the “GreenCloud Registrable Securities”) as promptly as commercially practicable after registration for resale of other securities disclosed to GreenCloud, with such determination made by Holdings in its sole discretion (and may be made in or more registration statements). Holdings shall keep such registration statement effective pursuant to Rule 415 promulgated under the 1933 Act at all times until the earlier of (i) the date on which the GreenCloud Note shall have been satisfied in full, or (ii) such date as the GreenCloud Registrable Securities may be sold pursuant to Rule 144 without any information requirements.

(b) Holdings agrees that, after issuance of the SLNH Warrant, it will register the shares of common stock issuable upon exercise of the SLNH Warrant for resale (collectively, the “Warrant Shares”) as promptly as commercially practicable as determined by Holdings in its sole discretion (and may be made in or more registration statements). Holdings shall keep such registration statement effective pursuant to Rule 415 promulgated under the 1933 Act at all times until the earlier of (i) the date on which the GreenCloud Note shall have been satisfied in full, or (ii) such date as the Warrant Shares may be sold pursuant to Rule 144 without any information requirements.

2

5. Modifications to NPA.

(a) Section 3(b) of the NPA is hereby amended by replacing the phrase “the Company” occurring therein and with the phrase “each applicable Note Party”.

(b) Section 3(c) of the NPA is hereby amended and restated in its entirety to provide as follows:

“Information Rights. Until all principal and interest under the Notes have been paid, Holdings shall provide to the Administrative Agent:

(i) promptly, as soon as available, but in any event within thirty (30) days of the last day of each calendar month, monthly trial balances (unaudited) together with a narrative summarizing significant business activities and other developments (including, without limitation, sales realized, sales in process and operational results) of Holdings and its consolidated Subsidiaries for such calendar month then ended;

(ii) promptly, as soon as available, but in any event within forty-five (45) days of the last day of each calendar quarter, commencing with the calendar quarter ending March 31, 2025, quarterly internally prepared financial statements (unaudited) of Holdings and its consolidated Subsidiaries for such calendar quarter then ended; provided, however, that with respect to any calendar quarter ending December 31, the financial statements under this clause (ii) shall be delivered promptly, as soon as available, but in any event within sixty (60) days of the last day of such calendar quarter; and

(iii) such other financial information with respect to the Note Parties as it may reasonably request.”

(c) Section 3(d) of the NPA is hereby amended by deleting the last sentence thereof.

(d) Section 4(a)(i) of the NPA is hereby amended by replacing the phrase “the Company fails” occurring therein and with the phrase “the applicable Note Parties fail”.

(e) Section 4(a)(ii) of the NPA is hereby amended by replacing the phrase “the Company fails” occurring therein and with the phrase “the applicable Note Parties fail”.

(f) Section 4(d) of the NPA is hereby amended by replacing each occurrence of the phrase “any Note Party” with “Holdings”.

(g) Section 4(e) of the NPA is hereby amended by replacing each occurrence of the phrase “any Note Party” with “Holdings”.

(h) Section 4(g) of the NPA is hereby amended and restated in its entirety to provide as follows: “the occurrence of a Material Adverse Change of Holdings, individually”.

3

6. Modifications to Note Documents and Investors Rights Agreement.

(a) Without limiting the generality of the foregoing provisions of this Agreement, each of the Note Documents is hereby modified, and shall be deemed and construed to be modified, to provide that the non-compliance, breach, failure, violation or any other default by Cloud or CloudCo under or pursuant to any Note Document shall not be, and shall not be deemed or construed to be, an Event of Default or the occurrence of an event that may permit the Administrative Agent or an Investor to exercise any remedies, excluding the non-payment of scheduled principal and interest under the Notes.

(b) The Investors Rights Agreement is hereby amended by deleting Section 2 in its entirety.

7. Consent and Waiver by Assignee Note Investor. Assignee Note Investor hereby consents to the consummation of the transactions contemplated by this Amendment and the other agreements executed in connection herewith and hereby waives any right to participate in any of such transactions or receive any consideration provided by the Note Parties in connection with any such transactions.

8. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware. Subject to clause (c) of this Section 8, each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of the state and federal courts located in the State of Delaware over any suit, action or proceeding arising out of or relating to this Agreement, the SLNH Warrant, the NPA, the Escrow Agreement or the GreenCloud Note.

(b) EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, the slnh Warrant, the NPA, the escrow agreement or the GreenCloud Note.

(c) Except for claims, disputes and controversies that are not subject to arbitration by applicable law, any and all claims, disputes and controversies between or among the parties hereto, whether in tort, contract or otherwise, arising out of or relating to this Agreement shall, upon demand by any party, be determined by binding arbitration in the State of Delaware (or such other location as the parties mutually agree). The arbitration shall be administered by JAMS pursuant to its Expedited Arbitration Procedures then in effect (or any other form of arbitration mutually acceptable to the parties so involved). Judgment on the award may be entered in any state or federal court having jurisdiction in the State of Delaware.

9. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the Parties.

10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery of executed counterparts of this Agreement by facsimile or other electronic format (including via .pdf and DocuSign) shall be effective as an original.

11. Entire Agreement; Amendments. This Agreement, the NPA, the SLNH Warrant, the Escrow Agreement and the GreenCloud Note constitute the entire agreement between the parties with regard to the subject matter hereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties with regard thereto. No amendment, restatement, modification or other change to this Agreement or waiver of any agreement or other obligation of the parties under this Agreement may be made or given unless such amendment, restatement, modification or waiver is set forth in writing and signed by the parties.

[Signatures begin on next page]

4

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

NOTE PARTIES:

SOLUNA AL CLOUDCO, LLC

By:	/s/ John Tunison
Name:	John Tunison
Title:	CFO

SOLUNA HOLDINGS, INC.
By:	/s/ John Tunison
Name:	John Tunison
Title:	CFO

SOLUNA CLOUD, INC.

By:	/s/ John Tunison
Name:	John Tunison
Title:	CFO

ADMINISTRATIVE AGENT:

GREENCLOUD PARTNERS, LCC
(f/k/a GREEN CLOUD HOLDINGS, LLC)
By:	Cincinnatus Management, LLC, as its Managing Member

By:	/s/ David Altshuler
Name:	David Altshuler
Title:	CEO

REQUIRED INVESTOR:

GREENCLOUD PARTNERS, LCC
(f/k/a GREEN CLOUD HOLDINGS, LLC)
By:	Cincinnatus Management, LLC, as its Managing Member

By:	/s/ David Altshuler
Name:	David Altshuler
Title:	CEO

[Signature Page to Modification Agreement]

5

ASSIGNEE NOTE INVESTOR:

SOLUNA HOLDINGS, INC.

By:	/s/ John Tunison
Name:	John Tunison
Title:	CFO

6

EXHIBIT A

SLNH Warrant

See attached.

7

EXHIBIT B

Sections 7 and 8 Inserted to GreenCloud Note

Section 7. Conversion.

a) Voluntary Conversion. At any time after __________, 2025 (the “Modification Effective Date”) until this Note is no longer outstanding, this Note including interest accrued hereon shall be convertible, in whole or in part, into shares of common stock of Holdings (“Common Stock”) at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 7(d) hereof). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached as Exhibit D to the Modification Agreement dated as of the Modification Effective Date (each, a “Notice of Conversion”), specifying therein the principal amount of this Note and accrued interest, if any, to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledges and agrees that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

b) Conversion Price. The conversion price for the principal and interest, if any, in connection with voluntary conversions by the Holder shall be $5.00 per share of Common Stock, subject to adjustment herein (the “Conversion Price”).

c) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted plus interest, if any, elected by the Holder to be converted by (y) the Conversion Price.

ii. Delivery of Certificate Upon Conversion. Not later than the earlier of two (2) trading days (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the Conversion Shares which, on or after the earlier of (i) the six month anniversary of the Modification Effective Date or (ii) the effective date of a registration statement for all of the Conversion Shares, shall be free of restrictive legends and trading restrictions (other than those which may then be required by this Note) representing the number of Conversion Shares being acquired upon the conversion of this Note. The Company shall use its best efforts to cause to be delivered any certificate or certificates required to be delivered under this Section 4(c) electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

8

iii. Failure to Deliver Certificates. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates issued to such Holder pursuant to the rescinded Conversion Notice.

iv. Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to cause to be issued and delivered the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 7(c)(ii) by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per trading day (increasing to $20 per trading day on the fifth (5th) trading day after such liquidated damages being to accrue) for each trading day after such Share Delivery Date until such certificates are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

9

v. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 7(c)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder or Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if Borrower had timely complied with its delivery requirements under Section 7(c)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

vi. Reservation of Shares Issuable Upon Conversion. The Company covenants that it will cause Holdings at all times to reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes), not less than 150% of the aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth herein) be issuable (taking into account the adjustments and restrictions of Section 8) upon the conversion of the then outstanding principal amount of this Note and interest which has accrued and would accrue on such principal amount assuming such principal amount was not converted through the Maturity Date. The Company covenants that Holdings shall cause all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

vii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

10

viii. Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all transfer agent fees required for same-day processing of any Notice of Conversion.

d) Holder’s Conversion Limitations. The Company shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of Borrower subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the SLNH Warrant) beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 7(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 7(d) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 7(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) Holdings’ most recent periodic or annual report filed with the Securities Exchange Commission, as the case may be, (ii) a more recent public announcement by Holdings, or (iii) a more recent written notice by Holdings or Holdings’ transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two trading days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of Holdings, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 7(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

11

Section 8. Certain Adjustments.

a) Stock Dividends and Stock Splits. If Holdings, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by Holdings upon conversion of the Notes), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of Holdings, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of Holdings) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 5(a) above, if at any time Holdings grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

c) Pro Rata Distributions. During such time as this Note is outstanding, if Holdings shall declare or make any dividend whether or not permitted, or makes any other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Note, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

12

d) Fundamental Transaction. If, at any time while this Note is outstanding, (i) Holdings, directly or indirectly, in one or more related transactions effects any merger or consolidation of Holdings with or into another Person, (ii) Holdings, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by Holdings or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) Holdings, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) Holdings, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 7(d) on the conversion of this Note), the number of shares of Common Stock of the successor or acquiring corporation or of Holdings, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 7(d) on the conversion of this Note). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and Holdings shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction.

e) Calculations. All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 8, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of Holdings) issued and outstanding.

f) Notice to the Holder.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

13

ii. Notice to Allow Conversion by Holder. If (A) Holdings shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) Holdings shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) Holdings shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of Holdings shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which Holdings is a party, any sale or transfer of all or substantially all of the assets of Holdings, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) Holdings shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of Holdings, then, in each case, Holdings shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding Holdings or any of its Subsidiaries, Holdings shall simultaneously file such notice with the Securities Exchange Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert this Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

14

EXHIBIT D

Notice of Conversion

The undersigned hereby elects to convert principal under the Promissory Note, dated June 20, 2024, in the original principal amount of $12,500,000, as amended, into shares of common stock (the “Common Stock”) of Soluna Holdings, Inc., a Nevada corporation (“Holdings”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by Holdings in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to Holdings that its ownership of the Common Stock does not exceed the amounts specified under Section 7 of this Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion: ____________________________

Principal Amount of Note to be Converted: $__________________

Accrued Interest to be Converted, if any: $______________

Conversion Price: $_________________

Number of shares of Common Stock to be issued: ______________

Signature: _________________________________________

Name: ____________________________________________

Address for Delivery of Common Stock Certificates: __________
_____________________________________________________
_____________________________________________________

Or

DWAC Instructions: _________________________________

Broker No:_____________
Account No: _______________

15